As filed with the Securities and Exchange Commission on July 28, 2000

                                                       Registration No. 333-
==============================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                      __________


                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                      _________


                                TIPPERARY CORPORATION
                (Exact name of registrant as specified in its charter)


          Texas                                        75-1236955
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


                          633 Seventeenth Street, Suite 1550
                                Denver, Colorado 80202
                                    (303) 293-9379
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                       _______


                            1997 LONG-TERM INCENTIVE PLAN
                               (Full title of the plan)
                                      __________


               David L. Bradshaw, President and Chief Executive Officer


                                Tipperary Corporation
                          633 Seventeenth Street, Suite 1550
                                Denver, Colorado 80202
                                    (303) 293-9379
                  (Name, address, including zip code, and telephone
                  number, including area code, of agent for service)

                                      __________

                           CALCULATION OF REGISTRATION FEE


                                     Proposed       Proposed
                                     maximum         maximum
   Title of each     Amount to be    offering       aggregate     Amount of
class of securities   registered     price per      offering     registration
 to be registered        (1)          share           price           fee
-------------------  ------------    ---------      ---------    ------------

Common stock, par       276,500        $3.75         $1,036,875      $274(2)
  value $0.02 per
  share
Common stock, par        25,000        $4.00         $  100,000      $ 26
  value $0.02 per
  share
Common stock, par        42,000        $4.38         $  183,960      $ 49
  value $0.02 per
  share
Common stock, par        20,000        $4.44         $   88,800      $ 23
  value $0.02 per
  share
Common stock, par        12,500        $4.56         $   57,000      $ 15
  value $0.02 per
  share
Common stock, par        89,000        $2.50         $  222,500      $ 59
  value $0.02 per
  share
Common stock, par        35,000        $1.50         $   52,500      $ 14
  value $0.02 per       -------                      ----------      ----
  share

     Total              500,000                      $1,741,635      $460
                        =======                      ==========      ====


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events, may become subject to the Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

                                        PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The documents containing the 1997 Long-Term Incentive Plan required by Item 1 of Form S-8 will be sent or given to the pertinent individual(s) as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                       PART II

                   INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

     We hereby incorporate by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     A. our Annual Report on Form 10-K for the Fiscal Year Ended September 30, 1999;

     B. our Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999 and March 31, 2000;

     C. the description of our Common Stock, par value $.02 per share, set forth in our Registration Statement on Form 8-A dated April 1, 1992 and declared effective by the Commission on April 15, 1992, including any amendment or report filed for the purpose of updating such description; and

     D. all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

     We will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, and any or all other documents required to be delivered to our employees, directors and consultants pursuant to Rule 428(b) under the Securities Act. Written requests or requests by telephone for such copies, or additional information about the Plan and its administrator, should be directed to David L. Bradshaw, President and Chief Executive Officer, Tipperary Corporation, 633 Seventeenth Street, Suite 1550, Denver, Colorado 80202, telephone (303) 293-9379. The Commission maintains a web site (http:/www.sec.gov) that contains most of the documents referred to above and other information about registrants, like us, that file electronically with the Commission.

Item 4.  Description of Securities.
----------------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

     Article 2.02-1 of the Texas Business Corporation Act, as amended, enables a corporation to indemnify a person against judgments, penalties, fines, settlements and reasonable expenses actually incurred by reason of the fact that such person was a director, officer, employee or agent of the corporation upon proper approval of said indemnification by the corporation. A corporation may only indemnify a person if it is determined that said person (1) conducted himself in good faith; (2) reasonably believed that his conduct, while in his official capacity, was in the corporation's best interest and, in all other cases, that his conduct was at least not opposed to the corporation's best interests; (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Furthermore, indemnification is limited to reasonable expenses actually incurred when a person is found liable on the basis that personal benefit was improperly received by him; and when a person is found liable for willful or intentional conduct, then no indemnification of any kind may be made by the corporation. Texas law requires a corporation to indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

     Article 3(B)(14) of our Restated Articles of Incorporation allows us to provide for indemnification of directors and officers through its Bylaws.
Article 17 of our Bylaws requires us to indemnify any director or officer or former director or officer who was, is, or is threatened to be made a named defendant or respondent in a proceeding because such person is or was associated with us as long as that person has (1) conducted himself in good faith and (2) reasonably believed (i) in the case of conduct in his official capacity as a person associated with us, that his conduct was in our best interests, and (ii) in all other cases, that his conduct was at least not opposed to our best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provided by the Bylaws covers judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; however, if a person is found liable to us or is found liable on the basis that a personal benefit was improperly received, the indemnification: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to us. Indemnification is mandatory concerning reasonable expenses incurred by the parties if the party has been wholly successful on the merits or otherwise in the defense of the proceeding. Determination of a proceeding by judgment, order, settlement or conviction or a plea of nolo contendere or its equivalent is not of itself determinative that a person does not meet the requirements for indemnification.

     Article 5 of our Restated Articles of Incorporation limits the liability of directors to us for monetary damages for an act or omission in each director's capacity as a director, except liability is not limited for: (1) a breach of a director's duty of loyalty to the corporation or its shareholders or members;
(2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (4) an act or omission for which the liability of a director is expressly provided for by statute; or (5) an act related to an unlawful stock repurchase or payment of a dividend.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

     Not applicable.

Item 8.  Exhibits.
-----------------

     The following documents are filed as a part of this registration statement.

Exhibit
Number    Description
-------   -----------
4.1       Tipperary Corporation 1997 Long-Term Incentive Plan.

5         Opinion of Jones & Keller, P.C. regarding legality of securities.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Jones & Keller, P.C. (included in their opinion filed as
          Exhibit 5).

24        Power of Attorney (see signature page of this Registration Statement).

Item 9.  Undertakings.
---------------------

     A.   The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and County of Denver, Colorado, on July 28, 2000.

                              TIPPERARY CORPORATION

                              By     /s/ David L. Bradshaw
                                 ---------------------------------------------
                                 David L. Bradshaw, President, Chief Executive
                                   Officer and Chairman of the Board

     Each individual whose signature appears below hereby designates and appoints David L. Bradshaw as such person's true and lawful attorney-in-fact and agent (the "Attorney-in-Fact") with full power of substitution and resubstitution, for each person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as the Attorney-in-Fact deems appropriate and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                Title                              Date
---------                -----                              ----

/s/ David L. Bradshaw    President, Chief Executive         July 28, 2000
---------------------
David L. Bradshaw        Officer and Chairman of the
                         Board

/s/ Lisa S. Wilson       Chief Financial Officer            July 28, 2000
---------------------
Lisa S. Wilson

/s/ Kenneth L. Ancell    Director                           July 28, 2000
---------------------
Kenneth L. Ancell

/s/ Eugene I. Davis      Director                           July 28, 2000
---------------------
Eugene I. Davis

                         Director
---------------------
Douglas Kramer

                         Director
--------------------
Marshall D. Lees

/s/ Charles T. Maxwell   Director                           July 28, 2000
----------------------
Charles T. Maxwell


                                  INDEX TO EXHIBITS

Exhibit
Number    Description
-------   -----------

4.1       Tipperary Corporation 1997 Long-Term Incentive Plan.

5         Opinion of Jones & Keller, P.C. regarding legality of securities.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Jones & Keller, P.C. (included in their opinion filed as
          Exhibit 5).

24        Power of Attorney (see signature page of this Registration Statement).